UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2021

Stark Focus Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-237100	32-0610316
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Suite 3001, 505 6th Street SW, Calgary, Alberta, Canada T3E 2J4

(Address of Principal Executive Offices) (Zip Code)

(403) 237 - 8330

Registrant’s telephone number, including area code

___________________________________________________

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).   ☐ Yes   ☒ No

Item 1.01 Entry into Material Agreement.

On August 9, 2021 Stark Focus Group, Inc. (the “Company”) entered into a share purchase agreement with Chun Yin Billy Chan wherein the Company will sell its 10,000 shares of its wholly owned subsidiary, Common Design Limited of Hong Kong, for a consideration of Ten Thousand Hong Kong Dollars (HK$10,000.00). The 10,000 shares represent all of the issued and outstanding shares of Common Design Limited. The transaction was consummated on September 9, 2021.

On August 18, 2021, Mario Todd, the previous majority shareholder of the Company, entered into a stock purchase agreement for the sale of 8,280,000 shares of Common Stock of the Company, to Compass North Holdings Limited, an accredited investor, together with the grant of an option to purchase an additional 20,000 shares. The purchase and sale transaction was consummated on September 9, 2021.

Also on September 9, 2021, Compass North Holdings Limited purchased 8,280,000 shares of the Company’s common stock, at a price of US$0.0524 per share.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The transactions described above were completed on the dates set forth above and the information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.

Item 5.01 Changes in Control of Registrant.

The transactions described above were completed on the dates set forth above and the information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.

As a result of the acquisition of 8,280,000 shares of common stock from Mario Todd, Compass North Holdings Limited holds approximately 81% of the issued and outstanding shares of Common Stock of the Company, and as such it is able to unilaterally control the election of our board of directors, all matters upon which shareholder approval is required and, ultimately, the direction of our Company. The total common shares outstanding was 10,220,830 as of August 17, 2021.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On September 10, 2021 the Board of Directors accepted the resignation of Mr. Adam Kuen Hin Lui as a Director and Officer of the Company. At the same time the Board elected Cao Zhi Fen as a Director and Officer of the Company.

Cao Zhi Fen – Age 39

Ms Cao attended the Guangdong University of Finance & Economics and graduated in 2005 with a Bachelor in Business. Since her graduation, Ms Cao has had experience working both as an Accountant and Auditor in China Wuyige Certified Public Accountants LLP. Subsequently in 2012, Ms Cao moved on to a managerial role in China HHT*Huhuatong E-Marketing Agency. Ms Cao has extensive experience with Internet Marketing channels and Sales.

Mario Todd remains the Chief Executive Officer, President, Chief Financial Officer and Treasurer of the Company.

Item 9.01 Exhibits.

10.1	Share Purchase Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Stark Focus Group, Inc.

Date: September 16, 2021	By:	/s/Mario Todd
Authorized Officer

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